As filed with the Securities and Exchange Commission on November 12, 2002
                                                          Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                    COMMONWEALTH TELEPHONE ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)

             Pennsylvania                                 23-2093008
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                  Identification Number)

                                 100 CTE Drive
                        Dallas, Pennsylvania 18612-9774
                                 (570) 631-2700

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            -----------------------

                               Michael J. Mahoney
                     President and Chief Executive Officer
                                 100 CTE Drive
                        Dallas, Pennsylvania 18612-9774
                                 (570) 631-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -----------------------

                                    Copy to:
                                  Luciana Fato
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                               New York, NY 10017
                                 (212) 450-4596

                            -----------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            -----------------------

                                                    CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                  Proposed Maximum
          Title of Each Class                  Amount to be      Offering Price Per       Proposed Maximum           Amount of
   of Securities to be Registered (1)         Registered (2)          Share (3)       Aggregate Offering Price  Registration Fee (4)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share.....     4,741,326              $37.32              $176,946,287             $16,279.06
===================================================================================================================================

(1) This Registration Statement covers shares of Common Stock of Commonwealth Telephone Enterprises, Inc. that may be offered and sold from time to time by Selling Stockholder named herein.

(2) Includes an undetermined number of additional shares of Common Stock as may from time to time be issued by reason of stock splits, stock dividends and other similar transactions, which shares are registered hereunder pursuant to Rule 416(b).

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low trading prices of $37.62 and $37.01 of the Common Stock on November 5, 2002.

(4) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: $92 per $1 million of proposed maximum aggregate offering price.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

     The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED November 12, 2002

PROSPECTUS

                        4,741,326 Shares of Common Stock


     We are registering 4,741,326 shares of our common stock for offer and sale from time to time by the selling stockholder named in this prospectus.

     We will not receive any of the proceeds from the sale of the shares by the selling stockholder. The selling stockholder will bear all sales commissions and similar expenses.

     Our common stock is traded on the Nasdaq National Market under the symbol "CTCO". On November 11, 2002, the closing sales price of one share of common stock was $38.02.

     See "Risk Factors" in the documents we file with the Securities and Exchange Commission that we incorporated by reference in this prospectus to read about factors you should consider before investing in the shares.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.






                The date of this prospectus is __________, 2002

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
The Company.................................................................1
Where You Can Find More Information.........................................1
Special Note on Forward-Looking Statements..................................2
Selling Stockholder.........................................................3
Use of Proceeds.............................................................3
Plan of Distribution........................................................4
Legal Matters...............................................................5
Experts.....................................................................5


                       ---------------------------------


     You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholder is offering to sell shares of common stock and seeking offers to buy shares of common stock, only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock.

     In this prospectus, unless the context otherwise requires,

     o "we," "us" and "our" refer to Commonwealth Telephone Enterprises, Inc. and its subsidiaries.

     o "our RLEC" and "CT" refer to Commonwealth Telephone Company, a rural local exchange carrier and a subsidiary of Commonwealth Telephone Enterprises, Inc.

     o "our CLEC" and "CTSI" refer to CTSI, LLC, a competitive local exchange carrier and a subsidiary of Commonwealth Telephone Company.

                                  THE COMPANY

     We are a telecommunications company providing telephony and related services in Pennsylvania markets as a rural local exchange carrier, or RLEC. We also operate as a competitive local exchange carrier, or CLEC, in three regional Pennsylvania markets that border our RLEC's markets, which we refer to as our "edge-out" markets. We also own and operate other telecommunications-related support businesses which all operate in the deregulated segments of the telecommunications industry and support the operations of our two primary operations.

     Our principal executive offices are located at 100 CTE Drive, Dallas, Pennsylvania 18612-9774, and our telephone number is 570-631-2700. We maintain a website at www.ct-enterprises.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.


                      WHERE YOU CAN FIND MORE INFORMATION

     As required by the Securities Act of 1933, as amended, we filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission (the "SEC"). This prospectus is a part of that registration statement, which includes additional information.

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room, 450 Fifth Street, Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

     o Annual Report on Form 10-K for the year ended December 31, 2001, filed with the SEC on March 15, 2002;

     o Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the SEC on May 14, 2002;

     o Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed with the SEC on August 14, 2002;

     o Current Report on Form 8-K dated October 28, 2002, filed with the SEC on October 28, 2002; and

     o The description of capital stock contained in the prospectus filed with the SEC on March 28, 2002 pursuant to Rule 424(b)(1) under the Securities Act.

     All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of the completion of the offering of the securities described in this prospectus and the date the selling stockholder stops offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                    Commonwealth Telephone Enterprises, Inc.
                                 100 CTE Drive
                        Dallas, Pennsylvania 18612-9774
                            Attn: Investor Relations
                                 (570) 631-2700


                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

     This prospectus contains or incorporates by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and we intend that such forward-looking statements be subject to these safe harbors. These statements are generally accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect" or similar statements. Our forward-looking statements involve risks and uncertainties that could significantly affect expected results in the future differently than expressed in any forward- looking statements we have made. These risks and uncertainties include, but are not limited to:

     o uncertainties relating to our ability to further penetrate our markets and the related cost of that effort;

     o    economic conditions, acquisitions and divestitures;

     o    government and regulatory policies;

     o    the pricing and availability of equipment, material and inventories;

     o    technological developments; and

     o    changes in the competitive environment in which we operate.

     Additional factors that could cause or contribute to such differences are set forth herein and in "Risk Factors" and elsewhere in the documents incorporated into this prospectus by reference. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, we cannot provide any assurance that the results contemplated in such forward-looking statements will be realized. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future events, plans or expectations that we contemplate will be achieved. Furthermore, past performance in operations and share price is not necessarily predictive of future performance.

                              SELLING STOCKHOLDER

     The following table sets forth certain information with respect to the ownership of common stock held by the selling stockholder and the number of shares of such stock it is offering under this prospectus. The information has been supplied by the selling stockholder. The selling stockholder may sell all, some or none of its shares in this offering. See "Plan of Distribution."

                                     Number of Shares                                      Number of Shares
                                        Owned Prior        Type of          Number of      to be Owned After
Selling Stockholder                     to Offering      Shares Owned    Shares Offered        Offering
-------------------                  ----------------    ------------    --------------    -----------------
Eldorado Equity Holdings, Inc. (1)     4,741,326 (2)     Common Stock     4,741,326 (2)           -- (3)

---------
(1) Eldorado Equity Holdings, Inc. is a subsidiary of Level 3 Delaware Holdings, Inc., which is a subsidiary of Level 3 Telecom Holdings, Inc. Level 3 Communications, Inc. indirectly holds all of the capital stock of Level 3 Telecom Holdings, Inc. On February 7, 2002, Level 3 Delaware Holdings, Inc. transferred all of the shares of common stock it beneficially owned to Eldorado Equity Holdings, Inc. The address of Level 3 Communications, Inc. and Level 3 Telecom Holdings, Inc. is 1025 Eldorado Blvd., Broomfield, CO 80021. The address of Level 3 Delaware Holdings, Inc. and Eldorado Equity Holdings, Inc. is 1105 North Market Street, Suite 1300, Wilmington, Delaware 19801.

     Eldorado Equity Holdings, Inc. also owns 1,017,061 shares of our class B common stock which are subject to a Registration Rights Agreement dated as of February 7, 2002 between us and Level 3 Communications, Inc. None of these shares of class B common stock are being offered under this prospectus.

(2) Includes an undetermined number of additional shares as may from time to time be issued by reason of stock splits, stock dividends and other similar transactions.

(3)  Assumes the selling stockholder sells all of its shares of Common Stock.


                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock by the selling stockholder.

                              PLAN OF DISTRIBUTION

     We are registering 4,741,326 shares of our common stock on behalf of the selling stockholder. The selling stockholder may sell the shares from time to time in one or more transactions on the Nasdaq National Market or otherwise, at market prices prevailing at the time of sale, at a fixed offering price which may be changed, at varying prices determined at the time of sale or at negotiated prices. The shares may be sold by one or more means, including but not limited to the following:

     o in a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

     o    in an over-the-counter distribution;

     o in ordinary brokerage transactions in which the broker solicits purchasers;

     o in connection with short sales or the writing of call options or other derivative contracts, in hedging transactions and in settlement of other transactions in standardized or over-the-counter options;

     o    in privately negotiated transactions;

     o    through a combination of any such methods of sale; and

     o through any other method permitted under applicable law and not otherwise prohibited by this prospectus.

     The prospectus supplement will set forth the terms of the offering of the shares including but not limited to the following:

     o the name or names of any underwriters, dealers or agents and the amounts of shares underwritten or purchased by each of them; and

     o the public offering price of the shares and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

     Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The selling stockholder will bear all underwriting fees, commissions and similar expenses related to the sale of the shares and certain other expenses that are incurred in connection with two underwritten offerings. We will bear a portion of the other expenses that are incurred in connection with two underwritten offerings and all of the expenses incurred in connection with the pre-effective filings of the registration statement, of which this prospectus forms a part.

     If underwriters are used in the sale of any shares, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the shares will be subject to certain conditions precedent.

     The selling stockholder may sell the shares through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the shares and any commissions the selling stockholder pays to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

     In the event an NASD member participates in a public offering of the shares: (a) the actual price and selling terms will be disclosed in post-effective amendments or prospectus supplements; (b) maximum compensation to be received by any NASD member in such a distribution will be disclosed and submitted for NASD approval; and (c) prior to the commencement of the distribution, underwriting documents proposed for use will be submitted for NASD review. The maximum commission or discount to be received by any NASD member or independent broker- dealer will not be greater than 8% for the sale of any shares registered hereby.

     Agents and underwriters may be entitled to indemnification by the selling stockholder and/or us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for the selling stockholder and/or us in the ordinary course of business.

     Any underwriters, broker-dealers or agents participating in the distribution of the shares covered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act.


                                 LEGAL MATTERS

     The validity of the common stock will be passed on for us by Kenneth E. Lee, Vice President, General Counsel and Secretary of our company.


                                    EXPERTS

     The consolidated financial statements of Commonwealth Telephone Enterprises, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K of Commonwealth Telephone Enterprises, Inc. for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following are the estimated expenses to be incurred and paid by the Registrant in connection with the offering described in this Registration Statement (other than underwriting fees, commissions and similar expenses). The selling stockholder will bear certain other expenses that are incurred in connection with two underwritten offerings. We will bear a portion of the other expenses that are incurred in connection with two underwritten offerings and all of the expenses incurred in connection with the pre-effective filings of this Registration Statement. All amounts are estimates except the SEC registration fee.

                                                              Amount to be
                                                                  Paid
                                                             --------------
        SEC registration fee................................ $       16,279
        NASD filing fee ....................................         18,200
        Legal fees and expenses.............................         75,000
        Accounting fees and expenses........................        100,000
        Transfer agent fees.................................          2,500
        Miscellaneous.......................................          8,021
           Total............................................ $      220,000
                                                             ==============


Item 15. Indemnification of Directors and Officers

     Section 1713 of Subchapter B of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), provides that, if the bylaws of a business corporation so provide, no director shall be personally liable for monetary damages for any action or failure to act unless the director has breached or failed to perform his or her duties under Subchapter B of Chapter 17 of the BCL and the breach or failure to perform constitutes self-dealing, wilful misconduct or recklessness, provided that such provision does not apply to the responsibility or liability of a director with respect to any criminal statute or for the payment of taxes. The Company's Bylaws ("Bylaws") contain provisions which limit the liability of directors as described in Section 1713.

     Subchapter D (Sections 1741 through 1750) of Chapter 17 of the BCL contains provisions for mandatory and discretionary indemnification of a corporation's directors, officers, employees and agents (collectively, "Representatives") and related matters.

     Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors, officers and other Representatives under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party or threatened to be made a party by reason of his being a Representative of the corporation or serving at the request of the corporation or serving at the request of the corporation as a Representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 1742 provides for indemnification with respect to derivative actions similar to that provided by Section 1741. However, indemnification is not provided under Section 1742 in respect of any claim, issue or matter as to which a Representative has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, a Representative is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     Section 1743 provides that indemnification against expenses is mandatory to the extent that a Representative has been successful on the merits or otherwise in defense of any such action or proceeding referred to in Section 1741 or 1742.

     Section 1744 provides that unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of a Representative is proper because the Representative met the applicable standard of conduct, and such determination will be made by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs; by independent legal counsel; or by the stockholders.

     Section 1745 provides that expenses incurred by a Representative in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the BCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Representative to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Except as otherwise provided in the Company's Bylaws, advancement of expenses shall be authorized by the board of directors.

     Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted wilful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the BCL shall not be deemed exclusive of any other rights to which a Representative seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office and that the corporation may create a fund or otherwise secure or insure its indemnification obligation, whether arising by law or otherwise.

     Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any Representative against any liability incurred by him in his capacity as a Representative, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the BCL.

     Sections 1748 and 1749 apply the indemnification and advancement of expense provisions contained in Subchapter D of Chapter 17 of the BCL to successor corporations resulting from consolidation, merger or division and to service as a representative of a corporation with respect to an employee benefit plan.

        Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Representative and shall inure to the benefit of the heirs and personal representatives of such Representatives.

     The Company's Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suits or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Company, to the extent such person is not otherwise entitled to indemnification (including indemnification under any insurance policy maintained by the person, the Company or any other entity), to the fullest extent authorized by Pennsylvania law, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators. The Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the Company. Indemnification thereunder shall apply whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent. The right to indemnification conferred by the Bylaws shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition. If Pennsylvania law so requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service with respect to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified.

     The Company may, by action of its board of directors, enter into contracts with its directors, officers, employees and/or agents to provide such indemnification for such actions as it may deem appropriate not inconsistent with the provisions of applicable Pennsylvania law.

     The Company's Bylaws authorize the Company to purchase and maintain insurance to protect itself and/or any director, officer, employee or agent of the Company or another entity against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss pursuant to applicable Pennsylvania law now or hereafter in effect. The Company has purchased such insurance.

Item 16. Exhibits and Financial Statement Schedules

     (a) The following exhibits are filed as part of this Registration
Statement:

   Exhibit No.                               Document
   -----------                               --------

      5.1 Opinion of Kenneth E. Lee, Vice President, General Counsel and Secretary (includes consent).

     10.1 Shelf Registration Agreement dated as of November 12, 2002 among Registrant, Level 3 Communications, Inc. and Eldorado Equity Holdings, Inc.

     23.1       Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of Kenneth E. Lee, Vice President, General Counsel and Secretary (included in Exhibit 5.1).

     24.1 Powers of Attorney (included on the signature page of the Registration Statement).

Item 17. Undertakings

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Dallas, Commonwealth of Pennsylvania, on November 12, 2002.


                                        COMMONWEALTH TELEPHONE ENTERPRISES, INC.


                                        By: /s/ Michael J. Mahoney
                                           -------------------------------------
                                           Michael J. Mahoney
                                           President, Chief Executive Officer
                                           and Director


                               POWERS OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Michael J. Mahoney and Donald P. Cawley, and each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                               Title                                   Date
---------                               -----                                   ----

/s/Michael J. Mahoney                   President, Chief Executive Officer      November 12, 2002
--------------------------------------- and Director
Michael J. Mahoney                      (principal executive officer)


/s/Donald P. Cawley                     Senior Vice President and Chief         November 12, 2002
----------------------------------------Accounting Officer
Donald P. Cawley                        (principal financial officer and
                                        principal accounting officer)


/s/David C. McCourt                     Chairman of the Board of Directors      November 12, 2002
----------------------------------------
 David C. McCourt

/s/Michael A. Adams                     Director                                November 12, 2002
---------------------------------------
Michael A. Adams


                                      II-5


Signature                               Title                                   Date
---------                               -----                                   ----

/s/James Q. Crowe                       Director                                November 12, 2002
----------------------------------------
James Q. Crowe


                                        Director                                November 12, 2002
----------------------------------------
Stuart E. Graham


/s/Frank M. Henry                       Director                                November 12, 2002
----------------------------------------
Frank M. Henry


/s/Richard R. Jaros                     Director                                November 12, 2002
----------------------------------------
Richard R. Jaros


/s/Daniel E. Knowles                    Director                                November 12, 2002
----------------------------------------
Daniel E. Knowles


/s/David C. Mitchell                    Director                                November 12, 2002
----------------------------------------
David C. Mitchell


/s/Eugene Roth                          Director                                November 12, 2002
----------------------------------------
Eugene Roth


/s/Walter Scott, Jr.                    Director                                November 12, 2002
----------------------------------------
Walter Scott, Jr.


/s/Timothy J. Stoklosa                  Director                                November 12, 2002
----------------------------------------
Timothy J. Stoklosa


/s/John J. Whyte                        Director                                November 12, 2002
----------------------------------------
John J. Whyte

                                 EXHIBIT INDEX

Exhibit No.                             Document
-----------                             --------
    5.1 Opinion of Kenneth E. Lee, Vice President, General Counsel and Secretary (includes consent).

   10.1 Shelf Registration Agreement dated as of November 12, 2002 among Registrant, Level 3 Communications, Inc. and Eldorado Equity Holdings, Inc.

   23.1         Consent of PricewaterhouseCoopers LLP.

   23.2 Consent of Kenneth E. Lee, Vice President, General Counsel and Secretary (included in Exhibit 5.1).

   24.1 Powers of Attorney (included on the signature page of the Registration Statement).


                                      II-7